Advantage Solutions Inc. Investor Presentation | December 2022 NASDAQ: ADV

DISCLAIMER Forward-Looking Statements Certain statements in this presentation may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected future performance of the business of Advantage Solutions Inc. ("Advantage"). Forward-looking statements generally relate to future events or Advantage's future financial or operating performance. These forward-looking statements generally are identified by the words "may", "should", "could", "expect", "intend", "will", "would", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Advantage and its management at the time of such statements, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the COVID-19 pandemic and the measures taken in response thereto; the availability, acceptance, administration and effectiveness of any COVID-19 vaccine; market-driven wage changes or changes to labor laws or wage or job classification regulations, including minimum wage; Advantage's ability to continue to generate significant operating cash flow; client procurement strategies and consolidation of Advantage's clients' industries creating pressure on the nature and pricing of its services; consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing, and technology programs and relationships; Advantage's ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change; Advantage's ability to maintain proper and effective internal controls in the future; potential and actual harms to Advantage's business arising from the Take 5 Matter; Advantage's substantial indebtedness and our ability to refinance at favorable rates; and other risks and uncertainties set forth in the section titled "Risk Factors" in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (the "SEC") on March 1, 2022 and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry and business. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the industry data generated by independent parties and contained in this presentation and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions, and estimates of our future performance and the future performance of the markets in which we compete are necessarily subject to a high degree of uncertainty and risk. Non-GAAP Financial Measures and Related Information This presentation includes certain financial measures not presented in accordance with generally accepted accounting principles ("GAAP"), Adjusted EBITDA, Adjusted EBITDA margin and Net Debt. These are not measures of financial performance calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Advantage's financial results. Therefore, the measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Advantage's presentation of these measures may not be comparable to similarly-titled measures used by other companies. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included below. Advantage believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to Advantage's financial condition and results of operations. Advantage believes that the use of Adjusted EBITDA, Adjusted EBITDA margin and Net Debt provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Advantage's financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Additionally, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Advantage's non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Adjusted EBITDA means net income (loss) before (i) interest expense, net, (ii) provision for (benefit from) income taxes, (iii) depreciation, (iv) impairment of goodwill and indefinite-lived assets, (v) amortization of intangible assets, (vi) equity based compensation of Karman Topco L.P. and Advantage's private equity sponsors' management fee, (vii) change in fair value of warrant liability, (viii) stock-based compensation expense, (ix) fair value adjustments of contingent consideration related to acquisitions, (x) acquisition-related expenses, (xi) costs associated with COVID-19, net of benefits received, (xii) EBITDA for economic interests in investments, (xiii) restructuring expenses, (xiv) litigation expenses, (xv) (Recovery from) loss on Take 5, (xvi) costs associated with the Take 5 Matter and (xvii) other adjustments that management believes are helpful in evaluating our operating performance. Adjusted EBITDA Margin means, whether for Advantage or a segment, as the respective Adjusted EBITDA amount divided by the respective revenues amount. Net Debt represents the sum of current portion of long-term debt and long-term debt, less cash and cash equivalents and debt issuance costs. With respect to Net Debt, cash and cash equivalents are subtracted from the GAAP measure, total debt, because they could be used to reduce the debt obligations. Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures. 1

INVESTMENT HIGHLIGHTS o Market leader in outsourced sales and marketing services industry for CPG brands and retailers o Large addressable market with tangible, material growth levers o Diverse range of long-standing blue-chip customers with excellent revenue retention rate o Multiple sticky revenue streams providing durability, diversity and stability to the business o Historic track record of long-term growth throughout economic cycles o Strong operating margins and cash flow despite recent inflationary and labor-related headwinds o Tangible growth levers via strategic initiatives and operational improvements o Experienced management team with deep industry expertise 2

COMPANY SNAPSHOT Advantage Solutions' sales and retailer services help brands and retailers of all sizes get the right products on the shelf, whether physical or digital. Our marketing teams influence shoppers to buy those products, wherever and however they shop. 3,500+ Clients 72,000+ Associates 400+ Data Analytics Professionals 150,000+ Retail Outlets Brands Advantage Clients include ~90%+ of Top 25 CPG Brands(1) Retailers Advantage Customers include ~75%+ of Top 25 Retailers(2) ....helping brands and retailers grow sales, lower costs and solve problems (1) Source: Based on ranking of Nielsen 2021 total sales across AOC+C channels. (2) Source: National Retail Federation (NRF) ranking of industry's largest companies based on 2021 U.S. retail sales. Note: Unless otherwise noted, figures as of June 30, 2022. 3

THE BASICS: WHAT ADVANTAGE DOES Essential partner to leading brands and retailers, helping clients reach consumers every day, in-store and online, through technology-enabled sales and marketing solutions 1 Headquarter Sales Present to retailers the business case to grow client's product distribution including assortment, pricing, shelving and trade promotion activation 2 Administration Leverage technology and automation to efficiently process retailer purchase orders 3 Supply Chain Management Apply technology and analytics to sharpen demand forecasting and get the right products in the right amounts to retailers 4 Merchandising Brick-and-mortars: Retail teams maximize on-shelf availability E-commerce: Digital shelf experts optimize site placement, content and user experience PRODUCT'S PATH TO PURCHASE SHOPPER'S PATH TO PURCHASE INFORMED BY DATA POWERED BY TECHNOLOGY 5 IN THE SHOPPER'S CART FESTIVAL 1 Branding & Design / Brand Experiential Creating brand identity, awareness and engagement 2 Digital & Media Driving consideration outside of retail ecosystems using OP and IP data 3 Commerce Marketing Influencing consideration at the most relevant points in retailer ecosystems 4 Retail Experiential Driving conversion through visibility and engagement such as in store and online grocery pickup sampling 4

ADVANTAGE'S TWO OPERATING SEGMENTS 2021 Revenues of $3.6B Sales Segment $2.3B (64% of Revenues) o Leading position in U.S. outsourced sales and merchandising market: provision of essential sales & merchandising services to increase CPG sales in brick-and-mortar and online channels for brands and retailers o Revenues generated on a commission, fee-for-service or cost-plus basis Marketing Segment $1.3B (36% of Revenues) o Leader in experiential marketing and critical in-store and online sampling programs o Agency of record for many of the most recognized brands across the retail, packaged goods, technology and hospitality industries o Revenues generated on a fee-for-service, cost-plus, retainer or commission basis o Currently lower than pre-pandemic levels as a result of depressed in-store sampling and demonstration volumes; labor environment remains challenged Competitive advantages across Sales and Marketing Segments driven by scale, talent and technology, resulting in sticky relationships with long-term blue-chip customers 5

SALES SEGMENT

Leader in sales and merchandising services with 20%+ market share

Primary Sales Segment Services


HEADQUARTER SALES

- Customer Alignment and Partnership
- New Item Pitches
- Pricing, Promotion and Sales Execution


ANALYTICS, INSIGHTS & INTELLIGENCE

- Retail and Sales Analytics
- Supply Chain Analytics
- Category Management
- Space Management


MERCHANDISING

- Physical and Digital Shelf Management
- Store-Level Selling
- Retail Environment Intelligence
- Resets and On-Demand Projects
- Brand and Retailer-Centric Models


ADMINISTRATION

- Order Processing / Customer Service
- Contract and Deduction Management
- Cash Applications and Collections

U.S. Sales and Merchandising Services 2021 Market Share[1]


Total Market
$8.4 Billion
22%
Advantage Solutions
13%
Competitor A
12%
Competitor B
53%
Other

- ✓ #1 market share position in essential sales and merchandising services
- ✓ Scale advantages
- ✓ Large and stable market
- ✓ Industry fragmentation presents M&A growth opportunity

(1) Based on Investment Bank estimates and Industry Research

6

MARKETING SEGMENT

Leading promotions and experiential/event agency in U.S.

Primary Marketing Segment Services


EVENTS & EXPERIENTIAL

- Sampling and Demonstrations
- Festivals and Mobile Tours
- Logistics and Fulfillment
- Assisted Selling
- In-Store, Online, Brand and Retailer-Centric Models


COMMERCE MARKETING

- Planning and Execution
- Account-Specific Omnichannel Activation
- National Consumer Promotions


DIGITAL & MEDIA

- Digital Strategy
- Digital Content and Advertising
- Media Planning / Buying
- Mobile and App Development


BRANDING & DESIGN

- Brand and Private Brand Development and Redesign
- Brand Packaging
- Communication Collateral
- Brand Style Guide Creation

U.S. Experiential/Event Marketing 2021 Market Share(1)


Other
26%
Total Market
$1.6 Billion
52%
Advantage Solutions
Competitor Z
6%
Competitor Y
7%
9%
Competitor X

- ✓ Ad Age #1 position in Experiential / Events for 9 straight years
- ✓ Scale advantages
- ✓ Strong post-pandemic growth in in-store marketing and sampling programs

(1) Ad Age Agency Report 2022: U.S. Experiential/Event Marketing Networks based on U.S. revenue in 2021

7

LONG-TERM CLIENTS DRIVE RECURRING REVENUE STREAMS

Brands

Client Description	Length of Relationship (years)	Service Offering	
		Sales	Marketing
$40B+ Confectionery/Food CPG	25+	✓	✓
$8B+ Food & Beverage CPG	25+	✓	✓
$50B+ Multinational CPG	25+	✓	✓
$5B+ Household CPG	15+	✓	✓
$30B Multinational OTC Pharma	15+	✓	✓
$80B+ Food & Beverage CPG	10+	✓	✓
$10B+ Household CPG	10+	✓	✓
$50B+ Chemical & OTC Pharma	10+	✓	✓

Retailers

Client Description	Length of Relationship (years)	Service Offering	
		Sales	Marketing
$200B Membership Retailer	25+	✓	✓
$130B+ Grocer	25+	✓	✓
$560B Discount Retailer	25+	✓	✓
$90B Food Retailer	25+	✓	✓
$130B+ Home Improvement Retailer	25+	✓	✓
$8B+ Gourmet Supermarket	25+	✓	✓
$15B+ Membership Retailer	20+	✓	✓
$90B+ Discount Retailer	20+	✓	✓

100% of Advantage's top 100 clients in 2021[(1)] were clients in 2022

(1) Top clients in 2021 as measured by contributions to Advantage's revenue.

8

ORGANIC REVENUE GROWTH 2022 Organic Revenue(1) $ in millions. Sales Segment $15 $12 $43 Q1'22 Q2'22 Q3'22 $65 $83 $68 Q1'22 Q2'22 Q3'22 $80 $95 $111 Q1'22 Q2'22 Q3'22 (1) Presented net of foreign exchange impact. 9

CUSTOMER CASE STUDY: MARUCHAN

For 20+ years, Advantage has evolved and grown with Maruchan

NATIONAL SALES AGENCY

SITUATION

Maruchan sought to grow sales and become the dominant ramen choice in the U.S.

ACTION

Hired Advantage Sales for full-service sales representation nationally.

RESULTS

84% Sales growth over the last 14 years

39% YOY sales growth of Maruchan Gold new product launch

15+ Percentage points of market share growth in 20 years

MARKETING AGENCY

SITUATION

Maruchan was looking to reach new audiences after sales began to plateau.

ACTION

AMP Agency identified target audiences, developed the brand architecture and honed the brand's creative, including broadcast spots, product packaging and digital and social advertising.

RESULTS

50K+ Followers across all organic social platforms since 2019 and growing by 50% annually

40M+ Impressions from 2019 Maruchan GOLD launch campaign and 2021 fully integrated brand campaign

50K+ Product searches annually

2000: **53.0% Share** → TODAY: **68.1 % Share**


Ramen Noodle Soup
Soy Sauce Flavor
Maruchan
Ramen Noodle Soup
Chili Flavor
Maruchan

10

PROVEN TRACK RECORD ACROSS ECONOMIC CYCLES 2008 - 2010 Revenue CAGR: 9.6% Adjusted EBITDA(1): 11.8% Revenue CAGR: 10.4% Adj. EBITDA CAGR(1): 9.6% $907 $924 $953 $1,110 $1,171 $1,401 $1,575 $1,714 $1,895 $2,100 $2,417 $3,708 $3,785 $3,156 $3,602 $144 $149 $170 $186 $205 $245 $274 $327 $365 $411 $440 $471 $504 $487 $521 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Revenues Adjusted EBITDA Adj. EBITDA Margin 15.8% 16.1% 17.8% 16.7% 17.5% 17.5% 17.4% 19.1% 19.3% 19.6% 18.2% 12.7% 13.3% 15.4% 14.5% Net Income ($MM) $5.8 $(201.1) $20.6 $(35.0) $(24.4) $4.3 $35.1 $(99.0) $24.9 $31.2 $388.0 $(1,151.2) $(19.8) $(161.7) $57.5 Great Recession Daymon Acquisition in December 2017 COVID-19 Pandemic (1) Adjusted EBITDA and Adjusted EBITDA margin are measures that are not calculated in accordance with GAAP. For a reconciliation of Adjusted EBITDA to net income (loss), please see the appendix to this presentation. Note: Dollars in millions. Acquisition of Daymon closed December 2017. Revenue and Adjusted EBITDA CAGRs based on 2007 - 2019 time period. 11

2017-2021 PERFORMANCE TRENDS Sales Segment Revenue $ in millions. Y/Y growth 17% 5% 5% 13% $1,588 $1,857 $1,955 $2,061 $2,324 FY'17A FY'18A FY'19A FY'20A FY'21A Marketing Segment Y/Y growth 123% (1)% (40)% 17% $828 $1,851 $1,830 $1,095 $1,278 FY'17A FY'18A FY'19A FY'20A FY'21A Total Advantage Y/Y growth 53% 2% (17)% 14% $2,417 $3,708 $3,785 $3,156 $3,602 FY'17A FY'18A FY'19A FY'20A FY'21A Adjusted EBITDA $ in millions. Y/Y growth (14)% 5% 16% 1% $342 $295 $310 $360 $363 % margin 21.5% 15.9% 15.8% 17.5% 15.6% FY'17A FY'18A FY'19A FY'20A FY'21A Y/Y growth 80% 11% (35)% 24% $98 $176 $195 $127 $158 % margin 11.8% 9.5% 10.6% 11.6% 12.4% FY'17A FY'18A FY'19A FY'20A FY'21A Y/Y growth 7% 7% (3)% 7% $440 $471 $504 $487 $521 % margin 18.2% 12.7% 13.3% 15.4% 14.5% FY'17A FY'18A FY'19A FY'20A FY'21A Note: Please see the appendix for a reconciliation of non-GAAP financial measures to most directly comparable GAAP measures. Totals may not add due to rounding. 12

2022 Q3 RESULTS DEMONSTRATE CONTINUED RECOVERY Total Advantage $ in millions. $915 $981 $1,051 Q1'22A Q2'22A Q3'22A Sales Segment $592 $604 $646 Q1'22A Q2'22A Q3'22A Marketing Segment $323 $377 $405 Q1'22A Q2'22A Q3'22A Adjusted EBITDA $ in millions. $97 $108 $118 % margin 10.6% 11.0% 11.3% Q1'22A Q2'22A Q3'22A $68 $72 $76 % margin 11.5% 11.9% 11.8% Q1'22A Q2'22A Q3'22A $29 $37 $42 % margin 8.8% 9.7% 10.4% Q1'22A Q2'22A Q3'22A Note: Adjusted EBITDA and Adjusted EBITDA margin are measures that are not calculated in accordance with GAAP. For a reconciliation of Adjusted EBITDA to net income (loss), please see the appendix to this presentation. 13

FREE CASH FLOW BRIDGE

Business drives strong unlevered free cash flow conversion rate year-to-date in 2022[1]


~53% Conversion Rate
~12% Conversion Rate
2022E ADJ. EBITDA
WORKING CAPITAL
CAPEX
TAXES
UNLEVERED FREE CASH FLOW
CASH INTEREST
DEBT AMORTIZATION
OTHER / ONE TIME
LEVERED FREE CASH FLOW (PRE-M&A)
EARNOUTS
M&A
LEVERED FREE CASH FLOW (POST-M&A)

(1) Through third quarter ended 9/30/22

14

CAPITAL ALLOCATION PRIORITIES De-lever Balance Sheet o Expect to steadily de-lever balance sheet beginning in 2023 via cash accumulation o Current leverage: 4.2x net debt(1) to LTM September Adjusted EBITDA Organic Growth & Investment o Investing in recruiting and retention given challenging labor environment o Executing critical activities to improve infrastructure and grow Share Repurchases o Opportunistically repurchase shares with available cash o $100M Open Share Repurchase Authorization; $13M repurchased through Q3 2022 M&A Opportunities o Less emphasis on M&A in the near-term o No acquisitions completed since August 2022 o Disciplined long-term approach to M&A to further industry leadership position and enhance portfolio with complementary offerings once environment improves Advantage intends to be more focused on de-leveraging balance sheet with less emphasis on M&A in the near term until macro-economic conditions normalize (1) Net debt is a non-GAAP financial measure and includes Other Debt of approximately $6M. For a reconciliation of net debt to total debt, the most directly comparable GAAP counterpart, please see the appendix attached hereto. 15

CAPITALIZATION SUMMARY

- Total Debt of $2.1 billion[(1)]
  - Leverage at around 4.2x net debt[(1)] to LTM September Adjusted EBITDA
  - No meaningful maturities for the next four+ years
- Debt Capitalization:

	Maturity	Rate	Outstanding
Asset-backed Revolver ($500M)	2027	S+1.75%[(4)]	0
First Lien Term Loan	2027	L+4.50%[(2)]	1,302
Senior Secured Notes	2028	6.50%	775
Total Funded Debt			**$2,077**



$1,302 (3)
$775
2025E
2026E
2027E
2028E
1L Term Loan
Sr. Secured Notes

- Advantage recently amended certain terms and provisions of ABL Agreement, including, among other things:
  - Increasing the aggregate amount of maximum revolving commitments available from $400 million to $500 million;
  - Extending the scheduled maturity date of the borrowings to December 2027;
  - Decreasing the interest rate spread by 0.25%
- Equity capitalization as of September 30, 2022:
  - 319,675,888 Class A Common shares outstanding
  - 1,610,014 Treasury shares outstanding
  - 18,578,321 Warrants with a $11.50 exercise price per share
  - 6,279,451 Performance Restricted Stock Units ("PSUs")[(5)]
  - 7,755,186 Restricted Stock Units ("RSUs")
  - 945,664 Options

(1) Net debt is a non-GAAP financial measure and includes Other Debt of approximately $6M. For a reconciliation of net debt to total debt, the most directly comparable GAAP counterpart, please see the appendix attached hereto.
(2) First Lien Term Loan rate subject to 0.75% LIBOR floor. See First Lien Credit Agreement, dated October 28, 2020 and First Lien Amendment dated October 28, 2021 for additional information.
(3) First Lien Term Loan amortizes at 1% per annum, paid quarterly. Illustratively showing full $1,302 million obligation in 2027E maturity.
(4) In December 2022, the Company increased the maximum revolving commitments available to $500 million, reduced the interest rate by 0.25% per annum and extended the maturity to December 2027. See Second Amendment to ABL Revolving Credit Agreement, dated as of December 2, 2022 for additional information.
(5) Represents the number of underlying shares that would be issued at Target performance levels.

16

Appendix & Non-GAAP Reconciliation

OUR LEADERSHIP TEAM Highly skilled management team with extensive industry experience and expertise Jill Griffin Chief Executive Officer 25 years of experience 14 years with Advantage Brian G. Stevens Chief Financial Officer, Chief Operating Officer 28 years of experience 14 years with Advantage Michael Taylor President, Global Customer Solutions 28 years of experience 28 years with Advantage/ Daymon Dean Kaye Chief Financial Officer, North America 29 years of experience 18 years with Advantage 18

NON-GAAP RECONCILIATION (1/6) Three Months Ended Consolidated March 31, 2022 June 30, 2022 September 30, 2022 Total Company (in thousands) Net income $ 17,534 $ 3,676 $ 23,227 Add: Interest expense, net 11,883 28,188 23,557 Provision for income taxes 9,049 1,316 1,158 Depreciation and amortization 57,768 58,444 57,785 Equity-based compensation of Topco(1) (2,795) (3,519) (828) Change in fair value of warrant liability (15,442) (4,914) (1,100) Stock-based compensation expense(2) 7,771 14,961 7,174 Fair value adjustments related to contingent consideration related to acquisitions(3) 2,134 3,654 (340) Acquisition-related expenses(4) 9,585 5,998 4,260 EBITDA for economic interests in investments(5) (4,052) (1,020) (2,474) Restructuring expenses(6) 643 253 3,562 Litigation(7) -- (800) -- Costs associated with COVID-19, net of benefits received(8) 1,574 1,362 2,009 Costs associated with the Take 5 Matter(9) 1,087 723 278 Adjusted EBITDA $ 96,739 $ 108,322 $ 118,268 Three Months Ended March 31, 2022 June 30, 2022 September 30, 2022 (in thousands) Numerator - Adjusted EBITDA $ 96,739 $ 108,322 $ 118,268 Denominator - Revenues $ 914,808 $ 981,076 $ 1,051,095 Adjusted EBITDA Margin 10.6% 11.0% 11.3% 19

NON-GAAP RECONCILIATION (2/6)

	Three Months Ended		
	March 31, 2022	June 30, 2022	September 30, 2022
Sales Segment (in thousands)			
Operating income	$ 18,973	$ 15,177	$ 31,765
Add:			
Depreciation and amortization	40,969	40,543	39,798
Equity-based compensation of Topco[1]	(1,652)	(2,032)	(320)
Stock-based compensation expense[2]	4,758	9,171	4,080
Fair value adjustments related to contingent consideration related to acquisitions[3]	803	6,090	(1,901)
Acquisition-related expenses[4]	7,314	3,540	2,880
EBITDA for economic interests in investments[5]	(4,207)	(1,155)	(2,656)
Restructuring expenses[6]	819	340	2,360
Litigation[7]	—	(100)	—
Costs associated with COVID-19, net of benefits received[8]	456	179	166
Sales Segment Adjusted EBITDA	$ 68,233	$ 71,753	$ 76,172

	Three Months Ended		
	March 31, 2022	June 30, 2022	September 30, 2022
Marketing Segment (in thousands)			
Operating income	$ 4,051	$ 13,089	$ 15,077
Add:			
Depreciation and amortization	16,799	17,901	17,987
Equity-based compensation of Topco[1]	(1,143)	(1,487)	(508)
Stock-based compensation expense[2]	3,013	5,790	3,094
Fair value adjustments related to contingent consideration related to acquisitions[3]	1,331	(2,436)	1,561
Acquisition-related expenses[4]	2,271	2,458	1,380
EBITDA for economic interests in investments[5]	155	135	182
Restructuring expenses[6]	(176)	(87)	1,202
Litigation[7]	—	(700)	—
Costs associated with COVID-19, net of benefits received[8]	1,118	1,183	1,843
Costs associated with the Take 5 Matter[9]	1,087	723	278
Marketing Segment Adjusted EBITDA	$ 28,506	$ 36,569	$ 42,096

20

NON-GAAP RECONCILIATION (3/6)

Consolidated

	Year Ended December 31,														
	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
Total Company (in thousands)				(Unaudited)[10]				(Unaudited)[10]							
Net income (loss)	$ 5,790	$ (201,052)	$ 20,622	$ (34,984)	$ (24,442)	$ 4,253	$ 35,072	$ (98,984)	$ 24,886	$ 31,165	$ 388,042	$ (1,151,223)	$ (19,756)	$ (161,707)	$ 57,549
Add:												$ —			
Interest expense, net	69,403	255,211	26,199	96,606	106,738	112,426	106,020	168,123	160,895	167,360	179,566	229,643	232,077	234,044	137,927
Provision for income taxes	10,294	59,213	45,989	(50)	(8,471)	(8,106)	17,922	(16,965)	18,202	22,623	(358,806)	(168,334)	1,353	(5,331)	33,617
Depreciation and amortization	51,110	(13,074)	16,538	57,566	124,644	144,912	126,648	143,954	164,584	170,260	179,990	225,233	232,573	238,598	240,041
Impairment of goodwill and indefinite-lived assets	6,290	53,189	60,234	—	—	—	—	—	—	—	—	1,232,000	—	—	—
Equity based compensation of Topco[1]	665	931	668	758	1,771	1,855	1,724	3,032	7,463	7,622	9,882	(2,432)	7,960	98,119	(10,313)
Change in fair value of warrant liability	—	—	—	—	—	—	—	—	—	—	—	—	—	—	955
Stock based compensation expense[2]	—	—	—	—	—	—	—	—	—	—	—	—	—	—	34,602
Fair value adjustments related to contingent consideration related to acquisitions[3]	—	(5,879)	(290)	—	—	—	(2,278)	(11,979)	(31,305)	(841)	12,757	(54,464)	1,516	13,367	4,562
Acquisition-related expenses[4]	—	—	—	65,754	5,115	719	2,547	140,423	9,857	10,368	25,251	61,155	31,476	50,823	20,173
EBITDA for economic interests in investments[5]	—	—	—	—	84	(11,107)	(13,355)	(469)	1,426	1,778	(4,636)	(7,212)	(8,421)	(6,462)	(13,437)
Restructuring expenses[6]	—	—	—	—	—	—	—	—	5,498	1,890	7,343	12,465	5,385	39,770	12,502
Litigation[7]	—	—	—	—	—	—	—	—	3,984	(975)	271	1,200	3,500	1,980	(910)
Costs associated with COVID-19, net of benefits received[8]	—	—	—	—	—	—	—	—	—	—	—	—	—	(11,954)	(991)
(Recovery from) loss on Take 5	—	—	—	—	—	—	—	—	—	—	—	79,165	—	(7,700)	—
Costs associated with the Take 5 Matter[9]	—	—	—	—	—	—	—	—	—	—	—	14,178	16,368	3,628	4,901
Adjusted EBITDA	$ 143,552	$ 148,539	$ 169,960	$ 185,650	$ 205,439	$ 244,952	$ 274,300	$ 327,135	$ 365,490	$ 411,250	$ 439,660	$ 471,374	$ 504,031	$ 487,175	$ 521,178
(in thousands)															
Numerator - Revenues	$ 907,174	923,491	953,060	1,109,859	1,170,623	1,401,406	1,575,254	1,713,720	1,895,046	2,100,235	2,416,927	3,707,628	3,785,063	3,155,671	3,602,298
Denominator - Adjusted EBITDA	$ 143,552	$ 148,539	$ 169,960	$ 185,650	$ 205,439	$ 244,952	$ 274,300	$ 327,135	$ 365,490	$ 411,250	$ 439,660	$ 471,374	$ 504,031	$ 487,175	$ 521,178
Adjusted EBITDA Margin	15.8%	16.1%	17.8%	16.7%	17.5%	17.5%	17.4%	19.1%	19.3%	19.6%	18.2%	12.7%	13.3%	15.4%	14.5%

21

NON-GAAP RECONCILIATION (4/6)

	Year Ended December 31,				
	2017	2018	2019	2020	2021
Sales Segment (in thousands)					
Operating income	$ 172,171	$ (1,072,702)	$ 127,961	$ 63,305	$ 182,529
Add:					
Depreciation and amortization	139,634	157,098	161,563	171,569	170,076
Impairment of goodwill and indefinite-lived assets	—	1,232,000	—	—	—
Equity based compensation of Topco[1]	8,043	1,020	6,418	71,124	(6,490)
Stock based compensation expense[2]	—	—	—	—	18,357
Fair value adjustments related to contingent consideration related to acquisitions[3]	2,397	(54,628)	(2,720)	8,371	(6,553)
Acquisition-related expenses[4]	19,110	31,699	18,276	36,722	13,945
EBITDA for economic interests in investments[5]	(4,520)	(7,155)	(8,395)	(7,565)	(14,058)
Restructuring expenses[6]	5,159	6,663	2,928	20,295	4,478
Litigation[7]	73	1,200	3,500	1,658	(584)
Costs associated with COVID-19, net of benefits received[8]	—	—	—	(5,462)	1,511
Sales Segment Adjusted EBITDA	$ 342,067	$ 295,195	$ 309,531	$ 360,017	$ 363,211

	Year Ended December 31,				
	2017	2018	2019	2020	2021
Marketing Segment (in thousands)					
Operating income	$ 36,631	$ (17,212)	$ 85,713	$ 3,701	$ 47,519
Add:					
Depreciation and amortization	40,356	68,135	71,010	67,029	69,965
Equity based compensation of Topco[1]	1,839	(3,452)	1,542	26,995	(3,823)
Stock based compensation expense[2]	—	—	—	—	16,245
Fair value adjustments related to contingent consideration related to acquisitions[3]	10,360	164	4,236	4,996	11,115
Acquisition-related expenses[4]	6,141	29,456	13,200	14,101	6,228
EBITDA for economic interests in investments[5]	(116)	(57)	(26)	1,103	621
Restructuring expenses[6]	2,184	5,802	2,457	19,475	8,024
Litigation[7]	198	—	—	322	(326)
Costs associated with COVID-19, net of benefits received[8]	—	—	—	(6,492)	(2,502)
(Recovery from) loss on Take 5	—	79,165	—	(7,700)	—
Costs associated with the Take 5 Matter[9]	—	14,178	16,368	3,628	4,901
Marketing Segment Adjusted EBITDA	$ 97,593	$ 176,179	$ 194,500	$ 127,158	$ 157,967

22

Non-GAAP Reconciliation (5/6) (in millions) September 30, 2022 Current portion of long-term debt $ 14,7 Long-term debt, net of current portion 2,024.6 Less: Debt issuance costs (43.1) Total Debt 2,082.4 Less: Cash and cash equivalents 96.2 Total Net Debt $ 1,986.2 23

Non-GAAP Reconciliation (6/6) Note: Numerical figures included in this slide have been subject to rounding adjustments (1) Represents equity-based compensation of Karman Topco L.P. (2) Represents non-cash compensation expense related to issuance of performance restricted stock units, restricted stock units, and stock options with respect to our Class A common stock under the Advantage Solutions Inc. 2020 Incentive Award Plan and the Advantage Solutions 2020 Employee Stock Purchase Plan. (3) Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions, excluding the present value accretion recorded in interest expense, net, for the applicable periods. (4) Represents fees and costs associated with activities related to our acquisitions and restructuring activities related to our equity ownership, including professional fees, due diligence, and integration activities. (5) Represents additions to reflect our proportional share of Adjusted EBITDA related to our equity method investments and reductions to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements. (6) One-time restructuring activities costs associated with non-recurring reorganization projects. (7) Represents legal settlements that are unusual or infrequent costs associated with our operating activities. (8) Represents (a) costs related to implementation of strategies for workplace safety in response to COVID-19, including employee-relief fund, additional sick pay for front-line associates, medical benefit payments for furloughed associates, and personal protective equipment and (b) benefits received from government grants for COVID-19 relief. (9) Represents costs associated with the Take 5 Matter, primarily, professional fees and other related costs. (10) Unaudited periods 2010 and 2014 are both comprised of audited stub periods to sum up to full year financials (individual stub periods within each year are audited, full year summations are unaudited). 24